Exhibit 15.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-293439) of Trident Digital Tech Holdings Ltd of our report dated April 28, 2026, relating to the financial statements of Tongxin Innovation Limited as of December 31, 2025 and 2024 and for the years ended December 31, 2025 and 2024, which report appears in this Annual Report on Form 20-F of Trident Digital Tech Holdings Ltd for the year ended December 31, 2025.

/s/ Tongjiu Zhiheng & Partners CPAs

Hong Kong, Hong Kong SAR

April 28, 2026